Confidential

June 7, 2012

Presentation to the Special Committee of the Board of Directors

Project OASIS
Presentation

William Blair

Confidential

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of OASIS

The following pages contain material that was prepared by William Blair & Company, L.L.C. ("William Blair") and provided to the Special Committee of the Board of Directors of OASIS (the "Company") in connection with its consideration of a potential business combination between the Company and an acquisition vehicle of Mr. Shudong Xia and certain persons acting in concert with Mr. Shudong Xia. This presentation is for discussion purposes only and may not be relied upon by any person for any purpose except as set forth in William Blair's engagement letter with the Special Committee of the Board of Directors. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without the express written consent of William Blair. The information utilized in preparing this presentation was obtained from the Company and other public sources. William Blair has assumed and relied upon the accuracy and completeness of all such information, and the estimates and projections referred to in the next sentence, and assumes no responsibility for independent verification of such information or such estimates or projections. Any estimates and projections for the Company contained herein have been prepared by or approved by senior management of the Company and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair undertakes any obligation to update or otherwise revise the accompanying materials. This presentation does not constitute an opinion and William Blair's only opinion is the opinion that is to be rendered to the Special Committee of the Board of Directors of the Company.

Confidential

Table of Contents

Confidential

Executive Summary

William Blair

Confidential

Scope of Review and Analysis

- William Blair's role is to render its opinion to the Special Committee of the Board of Directors of OASIS (the "Company" or "OASIS") with respect to the fairness, from a financial point of view, to the holders (other than Parent, Merger Sub and their Affiliates and the Rollover Holders as such terms are defined in the Merger Agreement) of the outstanding common stock of the Company of the merger consideration to be received pursuant to the Agreement and Plan of Merger to be entered into by and among Parent, Merger Sub and the Company (the "Merger Agreement").

- In connection with our review of the proposed merger (the "Merger") and the preparation of our opinion, we have examined:
  - A draft of the Merger Agreement sent to us on June 6, 2012;
  - Certain audited historical financial statements of the Company for the fiscal years ended December 31, 2009 through December 31, 2011;
  - Certain unaudited historical financial statements of the Company for the three month periods ended March 31, 2011 and March 31, 2012;
  - Certain internal business, operating and financial information and forecasts for the years ended December 31, 2012 through December 31, 2016 (the "Forecasts"), prepared by the senior management of the Company;
  - Financial terms of certain other transactions we deemed relevant and publicly available information;
  - The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant;
  - Current and historical market prices and trading volumes of the Company common stock; and
  - Certain other publicly available information relating to the Company and the industry in which it operates.

Key Assumptions Underlying Our Review and Analysis

- We have held discussions with members of the senior management of the Company to discuss certain of the foregoing.
- We have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.
- We have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including, without limitation, the Forecasts, and we do not assume any responsibility or liability therefore.
- We relied on the information furnished by the Company (and information available from public sources and other sources deemed reliable by William Blair) without assuming any duty of independent verification thereof.
- We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company before or after giving effect to the Merger, nor have any such valuation or appraisals been provided to us.
- We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.
- We express no opinion as to any terms or other aspects of the Merger, including, without limitation, the form or structure of the Merger, or accounting consequences thereof.
- We did not consider and express no opinion as to the amount or nature of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Merger consideration.
- We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

Confidential

Key Assumptions Underlying Our Review and Analysis (Cont'd)

- The presentation is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date hereof. It should be understood that, although subsequent developments may affect this presentation, we do not have any obligation to update, revise or reaffirm this presentation.
- We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its counsel and accountants for legal, accounting, tax and regulatory matters and we express no opinion as to any of such advice.
- We have also assumed that the executed Merger Agreement will conform in all material respects to the last draft reviewed by us.
- In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.
- We do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger.
- In connection with our engagement, we were not requested to approach, and did not hold discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

Summary of Valuation Analysis

William Blair performed several analyses to assist in the development of its opinion

Selected Public Companies Analysis

- Trading multiple analysis based on companies that William Blair considered relevant

Selected Transaction Analysis

- Transaction multiple analysis based on transactions that William Blair considered relevant

Discounted Cash Flow Analysis

- Utilized OASIS forecasts to derive free cash flows for the Company for 2012E – 2016E. Employed a 19.0% – 25.0% range of discount rates to determine the present values of such cash flows. Estimated a terminal value by utilizing 2016E EBITDA exit multiples of 5.0x – 7.0x

Leveraged Acquisition Analysis

- Analyzed the purchase prices at which a leveraged acquisition of OASIS could occur based on a target IRR range of 20.0% – 30.0% and 2016E EBITDA exit multiples of 5.0x – 7.0x

Premium Paid Analysis

- Reviewed the premiums derived by comparing the per share equity consideration paid to the trailing one day, one month, 90 days, 180 days, and 270 days trading prices for 541 public targets with 100% of target equity acquired for all cash and from $100 million to $500 million in deal size since January 1, 2006

Confidential

Transaction Summary

Company	• OASIS – Headquarters: Beijing, China – NASDAQ listed
Acquiror	• TransCloud Acquisition, Inc. (the "Parent") – Xia, Shudong, Chairman – SAIF Partners, Rollover Holders – Huang, Danxia, Chief Operation Officer – Xia, Shufeng, Rollover Holders
Offer	• $5.80 per share in cash (Initial offer: $5.65 per share in cash)
Other	• Break-up Fee – The Company termination fee of $1,500,000 – The Parent termination fee of $2,800,000 • Solicitation Period and Change of Recommendation – 40-day following the date of signing of Merger Agreement – The Company, the Company Subsidiaries and their respective directors, officers, employees, advisors, representatives or agents (collectively, "Representatives") shall have the right to, directly or indirectly i. Solicit, initiate, facilitate and encourage any alternative transaction proposal from any third party, and ii. Enter into, continue or otherwise participate in any discussions or negotiations with respect to any alternative transaction proposal • Stockholder Approval – The affirmative vote (in person or by proxy) of both i. The holders of a majority of the shares, and ii. The holders of a majority of the shares (excluding the rollover shares)

Source: Draft Merger Agreement dated June 6, 2012

Transaction Valuation Summary

Transaction Value

($ in millions except per share amounts)	
Proposed Per Share Offer Price	**$ 5.80** [1]
Basic Share Count	25.3
Diluted Shares	0.3 [2]
Fully Diluted Share Count	25.6
Equity Value	**$ 148.5**
Reported values at March 31, 2012	
(+) Minority Interest	29.9
(+) Debt	6.0
(-) Cash	31.8
Enterprise Value	**$ 152.6**

Summary of Valuation

($ in millions except per share amounts)	
Current Share Price [5]	$ 4.56
Proposed Per Share Offer Price	$ 5.80 [1]
Premium to Current Share Price	*27.2%*
Enterprise Value	
Enterprise Value / LTM Revenue [3]	*0.96x*
Enterprise Value / 2012E Revenue [4]	*0.85x*
Enterprise Value / 2013E Revenue [4]	*0.82x*
Enterprise Value / LTM EBITDA [3]	*9.5x*
Enterprise Value / 2012E EBITDA [4]	*8.2x*
Enterprise Value / 2013E EBITDA [4]	*7.6x*
Proposed Per Share Offer Price	$ 5.80
LTM P/E [3]	*11.1x*
2012E P/E [4]	*11.3x*
2013E P/E [4]	*10.8x*

Source: Bloomberg as of June 5, 2012

(1) Merger consideration per share

(2) Calculated by using treasury method based on 'in the money' options provided by OASIS management including 2,500 options vested with strike price of $3.62, 75,000 options vested with strike price of $4.82, 157,781 options vested with strike price of $4.85, 90,000 options vested with strike price of $5.09 and 5,555 warrants with $1.80 per share

(3) OASIS LTM results as of March 31, 2012

(4) Based on OASIS projections

(5) As of June 5, 2012

Confidential

OASIS Situation Overview

William Blair

OASIS Stock Price Performance – Last Twelve Months

Trading Performance



Price
Volume (thousands)
Current Offer Price: $5.80
Initial Offer Price: $5.65
VWAP: $3.77
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
900
750
600
450
300
150
0
Aug 12, 2011 2011 Q2 results released
Nov 14, 2011 2011 Q3 results released
Feb 21, 2012 announced receipt of "Going Private" proposal
Mar 29, 2012 2011Q4 and 2011 full year results released
May 14, 2012 2012 Q1 results released
Jun-2011
Sep-2011
Dec-2011
Mar-2012

Trading Statistics

Stock Price

Latest (Jun 5, 2012)	$4.56
LTM High (Feb 17, 2012)	$5.15
LTM Low (Oct 3, 2011)	$2.43
LTM VWAP	$3.77

Market Value and Volume

Equity Value ($ in MM)(1)	$115.2
Enterprise Value ($ in MM)(1)	$119.2
12m Average Vol.	62,487
12m Average $ Vol.	$235,633

Source: Capital IQ and Bloomberg as of June 5, 2012
(1) The equity value and enterprise value are calculated based on the closing price as of June 5, 2012

OASIS Trading Information - Last Twelve Months

Stock Price Performance and Volume – Last Twelve Months


Price
Initial Offer price $5.65
Current Offer Price $5.80
Volume (thousands)
$6.00
$4.50
$3.00
$1.50
$0.00
900
675
450
225
0
Jun-11
Sep-11
Dec-11
Mar-12

Indexed Stock Price Performance – Last Twelve Months


Indexed Price
OASIS (+9.1%)
S&P 500 Index (-0.5%)
160
120
80
40
0
+9.1%
-0.5%
Jun-11
Sep-11
Dec-11
Mar-12

Historical Trading Histogram – Last Twelve Months


15.8 million total shares traded
Average Daily Volume: 62.5 thousand shares
Volume Weighted Average Stock Price: $3.77
60.0%
45.0%
30.0%
15.0%
0.0%
7.9%
37.2%
18.6%
34.8%
1.5%
Current Offer Price: $5.80
$2.16-$2.88
$2.89-$3.61
$3.62-$4.34
$4.35-$5.07
$5.08-$5.80

Source: Capital IQ and Bloomberg as of June 5, 2012

Confidential

OASIS Trading Information - Last Three Years

Stock Price Performance and Volume - Last Three Years


Price
Initial Offer Price $5.65
Current Offer Price $5.80
Volume (thousands)
$14.00
$10.50
$7.00
$3.50
$0.00
2,000
1,500
1,000
500
0
May-09
Nov-09
May-10
Nov-10
May-11
Nov-11

Indexed Stock Price Performance – Last Three Years


Indexed Price
OASIS (-4.8%)
S&P 500 Index (+36.1%)
300
225
150
75
0
+36.1%
-4.8%
Jun-09
Mar-10
Dec-10
Sep-11

Source: Capital IQ and Bloomberg as of June 5, 2012

Historical Trading Histogram – Last Three Years

- 96.8 million total shares traded
- Average Daily Volume: 128.0 thousand shares
- Volume Weighted Average Stock Price: $6.50


80.0%
60.0%
40.0%
20.0%
0.0%
Current Offer Price: $5.80
9.6%
51.6%
29.3%
8.0%
1.5%
$0.99-$3.39
$3.40-$5.80
$5.81-$8.21
$8.22-$10.62
$10.63-$13.03

William Blair

Ownership Summary

	Current		Fully-Diluted Ownership		
Insiders	Shares	% of Total	Options	Shares	% of Total
Xia, Shudong	7,037,077	27.8%	-	7,037,077	27.5%
SAIF Partners	4,151,152	16.4%	-	4,151,152	16.2%
Yang, Chuang	1,275,218	5.0%	-	1,275,218	5.0%
Lai, Zhibin	634,378	2.5%	-	634,378	2.5%
Zhang, Zhiping	628,088	2.5%	-	628,088	2.5%
Huang, Danxia	509,896	2.0%	-	509,896	2.0%
Zhang, Roger	-	-	157,781	157,781	0.6%
Qu, Shan	-	-	75,000	75,000	0.3%
Lin, Hoping	-	-	30,000	30,000	0.1%
Chen, Zhongsu	-	-	30,000	30,000	0.1%
Zhou, Fan	-	-	30,000	30,000	0.1%
Kwauk, Teh Ming	-	-	2,500	2,500	0.0%
Total Insiders	**14,235,809**	**56.3%**	**325,281**	**14,561,090**	**56.9%**
Institutional Investors					
Centaurus Capital Limited	215,058	0.9%	-	215,058	0.8%
Penbrook Management LLC	105,250	0.4%	-	105,250	0.4%
Renaissance Technologies Corp.	85,200	0.3%	-	85,200	0.3%
Spark L.P.	39,900	0.2%	-	39,900	0.2%
Invesco Ltd. (NYSE:IVZ)	35,729	0.1%	-	35,729	0.1%
Guerrilla Capital Management LLC	21,625	0.1%	-	21,625	0.1%
Morgan Stanley, Investment Banking and Brokerage	17,364	0.1%	-	17,364	0.1%
Variable Annuity Life Insurance Company	14,800	0.1%	-	14,800	0.1%
Bridgeway Capital Management , Inc.	14,800	0.1%	-	14,800	0.1%
AM Investment Partners LLC	14,600	0.1%	-	14,600	0.1%
Other Institutions	36,535	0.2%	-	36,535	0.2%
Total Institutional Investors	**600,861**	**2.4%**	**-**	**600,861**	**2.3%**
Short Interest Shares					
Total Short Interest Shares	**-238,100**	**-0.9%**	**-**	**-238,100**	**-0.9%**
Retail Investors [(1)]					
Total Retail Investors	**10,671,499**	**42.2%**	**-**	**10,671,499**	**41.7%**
Total Shares Outstanding	**25,270,069**	**100.0%**	**325,281**	**25,595,350**	**100.0%**

Ownership Overview



Retail Investors, 40.8%
Institutional Investors, 2.3%
Insiders, 56.9%

Source: Factset and Capital IQ as of June 5, 2012 and OASIS management
(1) Implied Retail Investor ownership and includes holders of less than 5% that may not file ownership

Confidential

Research Coverage Overview

Limited number of research analysts cover OASIS

		CY 2012 Estimate			
Broker (Analyst)	**Rating**	**Revenue**	**EBITDA**	**EPS**	**Last Updated**
Company Official Guidance [1]	---	$170.0	NA	$0.55	May 14, 2012
Roth Capital Partners	Buy	$168.8	NA	$0.53	May 14, 2012
OASIS [2]	---	$179.4	$18.7	$0.59	March 28, 2012

Analyst Commentary

ROTH Capital Partners (May 14, 2012)	"We are upgrading shares of OASIS from Neutral to Buy given current upside potential presented from the privatization offer. We maintain our PT of $5.65, which reflects the pending offer price."

Source: Bloomberg data as of June 5, 2012
(1) Company press release as of May 14, 2012
(2) OASIS projections

William Blair

Confidential

OASIS Financial Overview and Projections

($ in millions)

FY Ending December 31,	2009A	2010A	2011A	LTM [1]	2012E	2013E	2014E	2015E	2016E
Revenue	**$ 63.7**	**$ 122.7**	**$ 167.0**	**$ 159.4**	**$ 179.4**	**$ 186.3**	**$ 196.5**	**$ 198.6**	**$ 208.6**
Cost of Revenue	38.3	80.3	122.3	115.5	134.3	139.0	145.6	145.1	150.8
Gross Profit	**25.4**	**42.4**	**44.7**	**43.9**	**45.1**	**47.3**	**50.9**	**53.5**	**57.8**
Operating Expenses	11.7	22.5	29.8	30.4	29.7	31.0	32.3	32.7	34.6
EBIT	**13.7**	**20.0**	**14.9**	**13.5**	**15.5**	**16.3**	**18.6**	**20.8**	**23.2**
Depreciation and Amortization	1.3	2.0	2.6	2.6	3.2	3.7	4.0	4.4	4.9
EBITDA	**15.0**	**22.0**	**17.4**	**16.0**	**18.7**	**20.0**	**22.6**	**25.2**	**28.1**
Net Income	**13.0**	**15.5**	**14.0**	**13.4**	**13.1**	**13.7**	**14.9**	**15.7**	**16.8**
EBIT					**$ 15.5**	**$ 16.3**	**$ 18.6**	**$ 20.8**	**$ 23.2**
EBIT After Tax					11.6	12.3	13.9	15.6	17.4
Plus: Depreciation and Amortization					3.2	3.7	4.0	4.4	4.9
Less: Capital Expenditure					5.4	5.9	6.4	7.6	8.9
Less: Incr. (Decr.) in Net Working Capital					6.9	15.2	15.3	14.1	13.7
Free Cash Flow (FCF)					**2.5**	**(5.1)**	**(3.8)**	**(1.7)**	**(0.3)**
Growth Analysis									
Revenue	-	*92.7%*	*36.1%*	-	*7.4%*	*3.8%*	*5.5%*	*1.1%*	*5.1%*
Gross Profit	-	*67.3%*	*5.2%*	-	*1.1%*	*4.8%*	*7.5%*	*5.2%*	*8.1%*
EBIT	-	*45.7%*	*(25.6%)*	-	*4.1%*	*5.6%*	*13.6%*	*11.9%*	*11.9%*
EBITDA	-	*46.2%*	*(20.7%)*	-	*7.3%*	*7.2%*	*12.7%*	*11.5%*	*11.7%*
Net Income	-	*19.2%*	*(9.7%)*	-	*(6.2%)*	*4.8%*	*8.2%*	*5.9%*	*6.7%*
Margin Analysis									
Gross Profit	*39.8%*	*34.6%*	*26.7%*	*27.5%*	*25.2%*	*25.4%*	*25.9%*	*26.9%*	*27.7%*
EBIT	*21.5%*	*16.3%*	*8.9%*	*8.4%*	*8.6%*	*8.8%*	*9.4%*	*10.5%*	*11.1%*
EBITDA	*23.6%*	*17.9%*	*10.4%*	*10.1%*	*10.4%*	*10.8%*	*11.5%*	*12.7%*	*13.5%*
Net Income	*20.4%*	*12.6%*	*8.4%*	*8.4%*	*7.3%*	*7.4%*	*7.6%*	*7.9%*	*8.0%*

Source: Company filings and OASIS projections
(1) OASIS LTM results as of March 31, 2012

William Blair

Confidential

OASIS Balance Sheet

($ in thousands)

As of March 31, 2012

Assets		**Liabilities**	
Current Assets		**Current Liabilities**	
Cash and cash equivalents	$ 31,832.2	Accounts payable	$ 37,021.0
Restricted cash	4,703.3	Short-term borrowings from banks	6,001.0
Costs and estimated earnings in excess of billings on uncompleted contracts	55,430.5	Billings in excess of costs and estimated earnings on uncompleted contracts	14,448.2
Inventories	5,493.4	Accrued liabilities and other current liabilities	6,384.1
Accounts receivable	43,507.6	**Total Current Liabilities**	**63,854.3**
Prepayments	7,682.8		
Other receivables	18,032.1		
Deferred tax assets	26.6	Other non-current liabilities	27.1
Total Current Assets	**166,708.5**	**Total Liabilities**	**63,881.4**
Long-term investments	11,084.6	**Shareholders' Equity**	
Property and equipment, net	11,122.1	Common stock	25.3
Long-term prepayment for land use right	3,718.0	Additional paid-in capital	53,191.6
Intangible assets, net	17,414.1	Retained earnings	63,803.9
Goodwill	10,775.6	Non-controlling interests	29,875.1
Other assets	408.6	Accumulated other comprehensive income	10,454.2
Total Non-Current Assets	**54,523.0**	**Total Shareholders' Equity**	**157,350.1**
Total Assets	**$ 221,231.5**	**Total liabilities and Shareholders' Equity**	**$ 221,231.5**

Source: Company filings

William Blair

Confidential

Valuation Analysis

William Blair

Confidential

Summary of Transaction

William Blair

Confidential

Transaction Valuation Summary

Transaction Value

($ in millions except per share amounts)	
Proposed Per Share Offer Price	**$ 5.80** [1]
Basic Share Count	25.3
Diluted Shares	0.3 [2]
Fully Diluted Share Count	25.6
Equity Value	**$ 148.5**
Reported values at March 31, 2012	
(+) Minority Interest	29.9
(+) Debt	6.0
(-) Cash	31.8
Enterprise Value	**$ 152.6**

Summary of Valuation

($ in millions except per share amounts)	
Current Share Price [5]	$ 4.56
Proposed Per Share Offer Price	$ 5.80 [1]
Premium to Current Share Price	*27.2%*
Enterprise Value	
Enterprise Value / LTM Revenue [3]	*0.96x*
Enterprise Value / 2012E Revenue [4]	*0.85x*
Enterprise Value / 2013E Revenue [4]	*0.82x*
Enterprise Value / LTM EBITDA [3]	*9.5x*
Enterprise Value / 2012E EBITDA [4]	*8.2x*
Enterprise Value / 2013E EBITDA [4]	*7.6x*
Proposed Per Share Offer Price	$ 5.80
LTM P/E [3]	*11.1x*
2012E P/E [4]	*11.3x*
2013E P/E [4]	*10.8x*

Source: Bloomberg as of June 5, 2012
(1) Merger consideration per share
(2) Calculated by using treasury method based on 'in the money' options provided by OASIS management including 2,500 options vested with strike price of $3.62, 75,000 options vested with strike price of $4.82, 157,781 options vested with strike price of $4.85, 90,000 options vested with strike price of $5.09 and 5,555 warrants with $1.80 per share
(3) OASIS LTM results as of March 31, 2012
(4) Based on OASIS projections
(5) As of June 5, 2012

Confidential

Selected Public Companies Analysis

William Blair

Confidential

Selected Public Companies – Methodology

- William Blair selected two groups of publicly-traded companies it deemed relevant to OASIS
- The following companies were selected

U.S. Listed Other Companies

- AutoNavi Holdings Limited
- China Information Technology, Inc.
- Federal Signal Corp.
- Hollysys Automation Technologies, Ltd.
- Image Sensing Systems, Inc.

U.S. Listed Reverse Takeover Chinese Companies

- China Recycling Energy Corporation
- China Shengda Packaging Group Inc.
- China Valves Technology, Inc.
- Deer Consumer Products, Inc.
- Feihe International, Inc.
- SORL Auto Parts, Inc.

- For these groups, William Blair calculated the following multiples:
  - Total Enterprise Value / LTM Revenue
  - Total Enterprise Value / LTM EBITDA
  - Total Equity Value / LTM Net Income
  - Total Enterprise Value / 2012E Revenue
  - Total Enterprise Value / 2012E EBITDA
  - Total Equity Value / 2012E Net Income
  - Total Enterprise Value / 2013E Revenue
  - Total Enterprise Value / 2013E EBITDA
  - Total Equity Value / 2013E Net Income

Note: No selected public company is identical or directly comparable to the Company

Confidential

Indexed Stock Price Performance

Last Twelve Months



Indexed Price
OASIS (+9.1%)
S&P 500 Index (-0.5%)
U.S. Listed Other Companies (-34.8%)
U.S. Listed Reverse Takeover Chinese Companies (-45.7%)
160
120
80
40
0
Jun-11
Sep-11
Dec-11
Mar-12

Last Three Years



Indexed Price
OASIS (-4.8%)
S&P 500 Index (+36.1%)
U.S. Listed Other Companies (-44.3%)
U.S. Listed Reverse Takeover Chinese Companies (-27.9%)
600
450
300
150
0
Jun-09
Mar-10
Dec-10
Sep-11

***U.S. Listed Other Companies** include: AutoNavi Holdings Limited, China Information Technology, Inc., Federal Signal Corp., Hollysys Automation Technologies, Ltd, Image Sensing Systems, Inc.*

***U.S. Listed Reverse Takeover Chinese Companies** include: China Recycling Energy Corporation, China Shengda Packaging Group Inc., China Valves Technology, Inc., Deer Consumer Products, Inc., Feihe International, Inc., SORL Auto Parts, Inc.*

Source: Bloomberg and Capital IQ as of June 5, 2012

Selected Public Companies – Operating Statistics

($ in millions)

Market Capital-ization

Overall Median: $53.3


$529.7
$460.9
$281.7
$25.9
$25.4
AMAP
HOLI
FSS
CNIT
ISNS
$94.4
$91.7
$53.3
$52.5
$48.4
$27.9
DEER
ADY
SORL
CREG
CVVT
CPGI
$148.5
OASIS

LTM Revenue

Overall Median: $209.4


$846.6
$305.4
$137.2
$103.9
$29.6
FSS
HOLI
AMAP
CNIT
ISNS
$288.2
$241.9
$213.6
$209.4
$125.5
$19.9
ADY
DEER
CVVT
SORL
CPGI
CREG
$159.4
OASIS

LTM EBITDA

Overall Median: $27.6


$63.2
$56.7
$44.7
$10.5
$1.2
HOLI
FSS
AMAP
CNIT
ISNS
$55.6
$48.2
$27.6
$23.4
$21.3
$13.1
DEER
CVVT
SORL
CREG
ADY
CPGI
$16.0
OASIS

Source: Bloomberg and Capital IQ as of June 5, 2012
Data as of June 5, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | OASIS

Selected Public Companies – Valuation Multiples

LTM EV / Revenue

Overall Median: 0.60x


2.43x
1.21x
0.73x
0.60x
0.57x
AMAP
HOLI
CNIT
FSS
ISNS
5.31x
0.68x
0.33x
0.32x
0.21x
0.20x
CREG
ADY
DEER
SORL
CVVT
CPGI
0.96x
OASIS

LTM EV / EBITDA

Overall Median: 5.9 x


14.0x
8.9x
7.5x
7.2x
5.9x
ISNS
FSS
AMAP
CNIT
HOLI
9.2x
4.5x
2.4x
1.9x
1.4x
0.9x
ADY
CREG
SORL
CPGI
DEER
CVVT
9.5x
OASIS

LTM P/E

Overall Median: 3.7x


15.1x
9.0x
NM
NM
NM
AMAP
HOLI
CNIT
FSS
ISNS
11.7x
3.8x
3.6x
2.8x
2.3x
1.5x
ADY
SORL
CPGI
CREG
DEER
CVVT
11.1x
OASIS

Source: Bloomberg and Capital IQ as of June 5, 2012
Data as of June 5, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | OASIS

Selected Public Companies – Valuation Multiples

2012E EV / Revenue

Overall Median: 0.64x


2.12x
1.10x
0.64x
0.52x
NA
AMAP
HOLI
ISNS
FSS
CNIT
1.58x
0.78x
0.32x
0.31x
0.18x
NA
CREG
ADY
DEER
SORL
CVVT
CPGI
0.85x
OASIS

2012E EV / EBITDA

Overall Median: 3.7x


6.7x
6.2x
5.1x
4.7x
NA
FSS
AMAP
HOLI
ISNS
CNIT
2.8x
2.6x
1.4x
0.7x
NA
NA
CREG
SORL
DEER
CVVT
CPGI
ADY
8.2x
OASIS

2012E P/E

Overall Median: 6.0x


12.9x
12.5x
11.0x
8.4x
NA
ISNS
FSS
AMAP
HOLI
CNIT
3.7x
2.3x
2.2x
1.1x
NA
NA
ADY
CREG
DEER
CVVT
CPGI
SORL
11.3x
OASIS

Source: Bloomberg and Capital IQ as of June 5, 2012
Data as of June 5, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | OASIS

Selected Public Companies – Valuation Multiples

2013E EV / Revenue

Overall Median: 0.61x


1.79x
0.94x
0.58x
0.49x
NA
0.64x
0.29x
NA
NA
NA
NA
0.82x
AMAP
HOLI
ISNS
FSS
CNIT
ADY
SORL
CREG
CPGI
CVVT
DEER
OASIS

2013E EV / EBITDA

Overall Median: 4.1x


5.5x
5.0x
4.1x
3.0x
NA
3.1x
NA
NA
NA
NA
NA
7.6x
FSS
AMAP
HOLI
ISNS
CNIT
SORL
CREG
CPGI
CVVT
DEER
ADY
OASIS

2013E P/E

Overall Median: 8.5x


10.3x
10.0x
9.7x
7.2x
NA
4.0x
2.6x
NA
NA
NA
NA
10.8x
AMAP
ISNS
FSS
HOLI
CNIT
ADY
SORL
CREG
CPGI
CVVT
DEER
OASIS

Source: Bloomberg and Capital IQ as of June 5, 2012
Data as of June 5, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | OASIS

Summary – Selected Public Companies

	OASIS[1]	Selected Public Company Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.96x	0.60x	1.14x	0.20x	5.31x
2012E	0.85x	0.64x	0.84x	0.18x	2.12x
2013E	0.82x	0.61x	0.79x	0.29x	1.79x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	9.5x	5.9x	5.8x	0.9x	14.0x
2012E	8.2x	3.7x	3.8x	0.7x	6.7x
2013E	7.6x	4.1x	4.2x	3.0x	5.5x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	11.1x	3.7x	6.2x	1.5x	15.1x
2012E	11.3x	6.0x	6.8x	1.1x	12.9x
2013E	10.8x	8.5x	7.7x	2.6x	10.3x

Note: Public company multiples are derived from U.S. Listed Other Companies and U.S. Listed Reverse Takeover Chinese Companies
(1) OASIS LTM results as of March 31, 2012

Confidential

Selected Transaction Analysis

William Blair

Confidential

Summary – Selected Transactions

- William Blair reviewed selected publicly available transactions since January 1, 2005 to identify certain transactions that involved the acquisition of companies William Blair deemed relevant
- For this group, William Blair calculated the following multiples :
  - Enterprise Value / LTM Revenue
  - Enterprise Value / LTM EBITDA
  - Equity Value / LTM Net Income

Announced Date	Target	Buyer	Enterprise Value ($ mm)	EV / LTM[1] Revenue	EV / LTM[1] EBITDA	P/E
Mar 14, 2012	China Information Technology, Inc.	Jiang Huaili	81.3	0.71x	3.7x	4.1x
Jan 28, 2011	China Security & Surveillance Technology	Al Faisal Holding Co.	783.7	1.14x	6.7x	6.9x
Jan 18, 2011	China ITS (Holdings) Co., Ltd.	C&C Pacific Capital Limited	949.7	3.37x	16.0x	21.7x
May 27, 2010	Petards Group PLC	Water Hall Group plc	7.8	0.30x	2.9x	3.7x
May 12, 2010	Cybertech Systems And Software Ltd	Viswanath Tadimety	5.6	0.50x	4.9x	14.5x
Apr 3, 2007	Industronics Bhd	Chan Sing Pong	10.0	0.47x	2.5x	16.1x
Dec 8, 2006	Stratech Systems Ltd.	Transpac Capital Pte Ltd.	8.1	1.23x	NM	NM
	Median			**0.71x**	**4.3x**	**10.7x**
	Mean			**1.10x**	**6.1x**	**11.2x**
	OASIS @ $5.80[2]		**152.6**	**0.96x**	**9.5x**	**11.1x**

Source: CapitalIQ and company filing as of June 5, 2012
Note: No selected precedent transaction is identical or directly comparable to the proposed transaction
(1) OASIS LTM results as of March 31, 2012
(2) Merger consideration per share

William Blair

Selected Transaction Summary

	OASIS [1]	Selected Transaction Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.96x	0.71x	1.10x	0.30x	3.37x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	9.5x	4.3x	6.1x	2.5x	16.0x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	11.1x	10.7x	11.2x	3.7x	21.7x

(1) OASIS LTM results as of March 31, 2012

Confidential

Discounted Cash Flow Analysis

William Blair

Discounted Cash Flow Analysis

Parameters

- Performed a discounted cash flow analysis of OASIS standalone projected results to calculate the present value of OASIS based on its future earnings stream and corresponding cash flows
- Utilized OASIS management's projections for FY 2012E through FY 2016E
- Estimated the value of OASIS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 5.0x to 7.0x
- A 19.0% to 25.0% discount rate range was selected based upon a weighted average cost of capital analysis of selected public companies and was used to calculate a present value of FY 2012E – FY 2016E cash flows and the terminal value as of March 31, 2012
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at March 31, 2012
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Discount	*2016 EBITDA Multiple*		
Rate	*5.0x*	*6.0x*	*7.0x*
19.0%	$ 52.0	$ 64.3	$ 76.6
20.5%	48.6	60.2	71.8
22.0%	45.5	56.4	67.3
23.5%	42.6	52.9	63.2
25.0%	39.9	49.6	59.3

Equity Value Per Share

Discount	*2016 EBITDA Multiple*		
Rate	*5.0x*	*6.0x*	*7.0x*
19.0%	$ 2.04	$ 2.52	$ 3.01
20.5%	1.91	2.36	2.82
22.0%	1.79	2.21	2.64
23.5%	1.67	2.08	2.48
25.0%	1.57	1.95	2.33

Confidential

Leveraged Buyout Analysis

William Blair

Confidential

Leveraged Buyout Analysis

Parameters

- Performed a leveraged buyout analysis of OASIS projected results to calculate the present value of OASIS based on its ability to service a given level of debt using its future earnings stream and corresponding cash flows
- Utilized OASIS management's projections for FY 2012E through FY 2016E
- Estimated the value of OASIS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 5.0x to 7.0x
- Developed a valuation range based on the targeted IRR ranging from 20% to 30%
- Assumed OASIS acquired using 2.0x FY 2011 EBITDA in senior debt and 1.0x FY 2011 EBITDA in subordinated debt
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Sponsor	*2016 EBITDA Multiple*		
IRR	*5.0x*	*6.0x*	*7.0x*
20.0%	$ 68.4	$ 80.0	$ 91.6
22.5%	66.4	76.9	87.4
25.0%	64.6	74.1	83.7
27.5%	63.0	71.7	80.4
30.0%	61.5	69.5	77.4

Equity Value Per Share

Sponsor	*2016 EBITDA Multiple*		
IRR	*5.0x*	*6.0x*	*7.0x*
20.0%	$ 2.69	$ 3.14	$ 3.60
22.5%	2.61	3.02	3.43
25.0%	2.54	2.91	3.29
27.5%	2.47	2.81	3.15
30.0%	2.42	2.73	3.04

Confidential

Premiums Paid Analysis

William Blair

Confidential

Premiums Paid Analysis

- William Blair analyzed 541 transactions with public targets with 100% of target equity acquired with all cash and $100 million – $500 million in deal value since January 1, 2006
- William Blair compared the price of each transaction to the closing price of the target stock one day, one month and 90 days, 180 days, 270 days prior to the announcement of the transaction
- William Blair then compared the range of premiums calculated from that universe to the premiums implied by the OASIS proposal

Metric	OASIS Price[1]	Implied Premium at $5.80/share[2]	Premiums Paid Data Percentile								
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$ 5.15	12.6%	4.3%	10.4%	15.4%	21.2%	27.6%	32.5%	39.0%	54.2%	74.7%
One Month Prior	$ 4.71	23.1%	6.9%	16.5%	22.5%	28.9%	34.5%	40.4%	47.6%	59.7%	81.9%
90 Days Prior	$ 3.41	70.1%	7.4%	20.0%	25.1%	33.8%	45.1%	52.9%	60.9%	78.7%	112.9%
180 Days Prior	$ 3.00	93.3%	4.8%	19.7%	23.6%	34.8%	49.7%	62.7%	74.8%	92.2%	138.0%
270 Days Prior	$ 4.50	28.9%	3.9%	16.0%	26.1%	32.9%	42.6%	52.4%	67.0%	99.6%	148.9%

(1) Announcement date as of February 21, 2012
(2) Merger consideration per share
Indicates OASIS implied premium at $5.80 per share

Confidential

Supporting Financial Schedules

William Blair

Calculation of Weighted Average Cost of Capital

Confidential

($ in millions)

Unlevered Beta Calculation

Company	Levered Beta	Debt	Mkt Value of Equity	Debt/Mkt Equity	Debt/Total Capital	Unlevered Beta
China Shengda Packaging Group Inc.	0.927	$ 16.1	$ 27.9	57.7%	13.8%	0.65
China Recycling Energy Corporation	0.481	79.0	52.5	150.5%	40.7%	0.23
China Valves Technology, Inc.	1.271	11.2	48.4	23.1%	4.4%	1.08
Deer Consumer Products, Inc.	0.882	-	94.4	0.0%	0.0%	0.88
Feihe International, Inc.	1.252	117.2	91.7	127.8%	38.8%	0.64
SORL Auto Parts, Inc.	1.037	23.9	53.3	44.9%	11.9%	0.78
AutoNavi Holdings Limited	0.875	-	520.9	0.0%	0.0%	0.88
China Information Technology, Inc.	0.763	35.1	25.9	135.4%	12.3%	0.38
Federal Signal Corp.	1.937	235.6	281.7	83.6%	56.6%	1.19
Hollysys Automation Technologies, Ltd	1.146	40.0	460.9	8.7%	10.9%	1.08
Image Sensing Systems, Inc.	0.534	-	25.4	0.0%	0.0%	0.53
Median	**0.93**	**$ 23.9**	**$ 53.3**	**44.9%**	**11.9%**	**0.78**
Mean	**1.01**	**50.7**	**153.0**	**57.4%**	**17.2%**	**0.76**
High	**1.94**	**235.6**	**520.9**	**150.5%**	**56.6%**	**1.19**
Low	**0.48**	**-**	**25.4**	**0.0%**	**0.0%**	**0.23**

Cost of Equity Capital Calculation (a)

Debt/ Capital	Debt/ Equity	Unleveraged Beta	Levering Factor	Levered Beta	Cost of Equity
3.7%	3.8%	0.78	1.03	0.80	25.6%
8.7%	9.5%	0.78	1.07	0.83	25.8%
13.7%	15.9%	0.78	1.12	0.87	26.1%
18.7%	23.0%	0.78	1.17	0.91	26.4%
23.7%	31.1%	0.78	1.23	0.96	26.7%
28.7%	40.3%	0.78	1.30	1.01	27.0%
33.7%	50.8%	0.78	1.38	1.07	27.4%
38.7%	63.1%	0.78	1.47	1.14	27.9%

Weighted Average Cost of Capital Calculation (b)

Pre-tax Cost of Debt	6.10%	6.60%	7.10%	7.60%	8.10%	8.60%
After-tax Cost of Debt	4.58%	4.95%	5.33%	5.70%	6.08%	6.45%
3.7%	24.84%	24.85%	24.87%	24.88%	24.90%	24.91%
8.7%	23.99%	24.02%	24.05%	24.09%	24.12%	24.15%
13.7%	23.14%	23.19%	23.24%	23.29%	23.34%	23.39%
18.7%	22.28%	22.35%	22.42%	22.49%	22.56%	22.63%
23.7%	21.43%	21.52%	21.61%	21.70%	21.79%	21.88%
28.7%	20.58%	20.69%	20.79%	20.90%	21.01%	21.12%
33.7%	19.73%	19.85%	19.98%	20.11%	20.23%	20.36%
38.7%	18.88%	19.02%	19.17%	19.31%	19.46%	19.60%

(a) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Size Premium + Country Risk Premium
(b) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)
(c) Risk-free rate is the 20 year U.S. Treasury yield per Ibbotson as of 2012.
(d) As reported by Ibbotson as of 2012. The Market Risk Premium represents the long horizon expected equity risk premium.
(e) As reported by Ibbotson as of 2012. The Size Premium is the appropriate size premium based on equity market capitalization.
(f) As reported by Bloomberg as of June 5, 2012.

Assumptions

Tax Rate	25.00%
Risk-free rate (c)	2.48%
Market Risk Premium (d)	6.62%
Size Premium (e)	6.10%
Country Risk Premium (f)	11.75%